As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0394637
(state or other jurisdiction of	(IRS employer
incorporation or organization)	Identification No.)

3 Arava St., pob 1026, Airport City, Israel, 7010000

+972-3-600-9030

(Address of Principal Executive Offices) (Zip Code)

MY SIZE, INC.

2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

1-800-927-9800

(Name and address of agent for service)

Copies to:

Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 (212) 547 5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance under the My Size, Inc. 2017 Equity Incentive Plan (the “Plan”)	356,065	$1.15	$409,474.75	$53.15
Common Stock, $0.001 par value per share, pursuant to options outstanding under the Plan	893,935	$1.04	$929,692.40	$120.68
Total	1,250,000	N/A	$1,339,167.15	$173.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of common stock that become issuable under the Plan and the Consultant Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for purposes of calculating the filing fee pursuant to Rule 457 (c) and (h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low prices per share of the registrant’s common stock as reported on the NASDAQ Capital Market on August 17, 2020.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on $1.04, the weighted average exercise price per share of common stock (rounded to the nearest cent) of the outstanding option awards under the Plan.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for My Size, Inc. (the “Registrant”) to register an additional 1,250,000 common stock, $0.001 par value per share, for issuance under the Registrant’s 2017 Equity Incentive Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-222537 and 333-227053), filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2018 and August 27, 2018, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information. *

* The documents containing the information specified in this Part I of Form S-8 (plan information and Registrant information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with or furnished to the SEC by the registrant, are incorporated herein by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 19, 2020;

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 filed on May 14, 2020 and August 13, 2020, respectively;

(c)	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 17, 2020, February 11, 2020, May 8, 2020, May 14, 2020, May 29, 2020 and August 12, 2020;

(d)	the description of our common stock contained in the our Registration Statement on Form 8-A12B filed with the Commission on June 14, 2016.

All documents or reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain reports on Form 6-K, furnished by the registrant, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

A list of exhibits filed with this Registration Statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, State of Israel, on August 21, 2020.

MY SIZE, INC.

By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

By:	/s/ Or Kles
	Name:	Or Kles
	Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of My Size, Inc., hereby severally constitute and appoint Ronen Luzon and Or Kles and each of them, as our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ronen Luzon	Chief Executive Officer and Director	August 21, 2020
Ronen Luzon	(Principal Executive Officer)

/s/ Or Kles	Chief Financial Officer	August 21, 2020
Or Kles	(Principal Financial and Accounting Officer)

/s/ Arik Kaufman	Director	August 21, 2020
Arik Kaufman

/s/ Oren Elmaliah	Director	August 21, 2020
Oren Elmaliah

/s/ Oron Branitzky	Director	August 21, 2020
Oron Branitzky

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EXHIBIT INDEX

Exhibit Number	Description

4.1	My Size, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed on March 2, 2017)

5.1*	Opinion of McDermott Will & Emery LLP

23.1*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

23.2*	Consent of Somekh Chaikin

24.1*	Power of Attorney (contained on page II-2)

*	Filed herewith

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